EXHIBIT 10.3

                                                                  Execution Copy


                              AMENDED AND RESTATED
                         BUSINESS OPPORTUNITY ALLOCATION
                      AND MISCELLANEOUS SERVICES AGREEMENT


                  THIS AGREEMENT (the "AGREEMENT"), made as of the 10th day of November, 2000, by and between Change Technology Partners, Inc., a Delaware corporation (the "COMPANY"), and FG II Ventures, LLC, a Delaware limited liability company (formerly known as FG II Management Company, LLC) ("FG II").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Company, formerly known as Arinco Computer Systems Inc. and Pangea Internet Advisors LLC ("Pangea"), a Delaware limited liability company and affiliate of FG II, have entered into an agreement, dated March 28, 2000, relating to (i) the allocation to the Company of certain investment opportunities identified by Pangea and FG II and their affiliates (together, "FG II AFFILIATES") and (ii) the reimbursement by the Company of certain amounts that may be incurred, paid or payable by Pangea with respect to corporate headquarters expenses (the "PRIOR AGREEMENT");

                  WHEREAS, FG II, the Company and Pangea have agreed that FG II will be substituted for Pangea in the Prior Agreement and will assume all of Pangea's obligations and benefit from all of Pangea's rights under the Prior Agreement;

                  WHEREAS, the Company has agreed to exclude certain investment opportunities from the Referral Requirements (as hereinafter defined); and

                  WHEREAS, the Company, Pangea and FG II have agreed to amend and restate the Prior Agreement to reflect their new understanding with respect to the matters described above.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

                  1.       Investments in Target Businesses.

                           (a)      REFERRAL OF DEALS. FG II will refer to the
Company all opportunities outside of Europe, the Middle East and Africa for the Company to acquire interests in business enterprises that are or propose to be engaged in businesses relating primarily to the internet, e-commerce and related technologies ("TARGET BUSINESSES") that any FG II Affiliate may investigate or otherwise pursue for its own account or for funds with which they are affiliated or other clients where either (i) the minimum amount

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required to be allocated to the Company pursuant to Section 1(b) would be
$1,000,000 or more or (ii) where 50% of the amount of such opportunity could be acquired for no less than $500,000 and such an acquisition would give the Company "CONTROL" of the Target Business for purposes of Rule 3a-1(a)(4) under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or any successor rule thereto ("RULE 3A-1(A)(4)"). The referral requirements of this Section 1(a) (the "REFERRAL REQUIREMENTS") shall not apply to investments in publicly traded securities not offered in a private placement. Any opportunity for the Company to acquire interests in Target Businesses that any FG II Affiliate may so investigate and that do not fall within the Referral Requirements is referred to as an "OTHER OPPORTUNITY". The Company hereby renounces any interest it may have in any Other Opportunity and renounces any expectancy that any Other Opportunity be offered to it, such that, as a result of such renunciation, any FG II Affiliate or any officer, director, member or affiliate of any FG II Affiliate who is also an officer or direction of the Company (A) shall have no duty to communicate or present such Other Opportunity to the Company, shall have the right to hold such Other Opportunity for its or its affiliates' (and the respective officers, directors, agents, shareholders, members, partners, or subsidiaries of such affiliates) own account, or to recommend, assign or transfer such Other Opportunity to persons other than the Company and (B) shall not breach any duty it may have to the Company by reason of the fact that such person pursues or acquires such Other Opportunity for itself, directs, assigns or transfers such Other Opportunity to another person, or does not communicate information regarding such Other Opportunity to the Company.

                           (b)      ALLOCATION OF INVESTMENT OPPORTUNITIES. If
an opportunity to acquire a Target Business (or an interest therein) is presented to a FG II Affiliate which is within the Referral Requirements, FG II will refer such opportunity to the Company, and if one or more FG II Affiliates or clients or affiliates of such FG II Affiliates (collectively, the "FG II GROUP") wishes to participate in such acquisition, FG II shall allocate such opportunity between the Company and the FG II Group on an equitable basis which recognizes the objective of the Company to avoid being classified as an investment company; PROVIDED, HOWEVER, that not less than 50% of the value of the opportunity available to the FG II Group and the Company shall be offered to the Company. Any portion of such opportunity allocated to the FG II Group shall be deemed to be an "OTHER OPPORTUNITY" for purposes of Section 1(a). FG II shall disclose in advance all such proposed allocations to the Company and, to the extent necessary for the Company to avoid classification as an investment company, use good faith efforts to cause the members of the FG II Group to whom any allocation has been made to assign their voting rights to the Company. For purposes of this Section 3(b), the term "FG II GROUP" shall not include persons who were solicited by any member of the FG II Group to invest in a Target Business but who are not clients or affiliates of any FG II Affiliate.

                           (c)      FAILURE TO APPROVE ACQUISITIONS. If FG II
refers to the Company an opportunity to acquire a Target Business (or an interest therein) which is within the Referral Requirements and the Company does not make such acquisition (whether based on the merits of the opportunity, a disagreement with the portion of the

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opportunity allocated to the Company or other factors), then FG II and the FG II
Group shall be free to pursue such Target Business for their own account and such opportunity shall be deemed to be an "OTHER OPPORTUNITY" for purposes of
Section 1(a).

                  2. OFFICE SERVICES. Subject to the terms and conditions hereof, during the term of this Agreement, FG II will provide the Company with office space in FG II's offices in Greenwich, Connecticut for use by the Company's staff. FG II will also provide the Company's staff with access to secretarial support services and to such communications, computer, photocopying and similar office equipment as is located at such offices from time to time and will provide such staff with reasonable office supplies, postage, overnight express courier and similar services. (The foregoing provision of space, secretarial support, access to office equipment and provision of office supplies is referred to herein as "Office Services".) At least monthly the Company shall reimburse FG II for the cost of such Office Services, such reimbursement to be in such amounts as the Company and FG II may reasonably agree upon from time to time based upon an estimate of FG II's actual costs for providing such Office Services.

                  3. LEGAL EXPENSES. The Company shall also reimburse FG II for all reasonable legal fees and expenses incurred by FG II in connection with the transactions contemplated by the Securities Purchase Agreement by and between the Company and Pangea dated as of March 28, 2000, including, without limitation, those relating to the procreation of this Agreement, the Securities Purchase Agreement, the Transaction Documents (as defined in the Securities Purchase Agreement), and the private placement memorandum relating to the Securities Purchase Agreement.

                  4. TERM. Section 1 of this Agreement shall remain in full force and effect for so long as any FG II Affiliate is serving as a director or as a senior executive officer of the Company. Either party may terminate Section 2 of this Agreement upon 990 days prior written notice to the other party. The provisions of Section 3 and 5 hereof shall survive indefinitely.

                  5.       LIABILITY; INDEMNIFICATION.

                           (a)      LIABILITY. None of FG II, the FG II
Affiliates, or any of their respective principals, shareholders, members, directors, officers, employees or agents (all of the foregoing, except for FG II are collectively, the "FG II PARTIES") shall be liable to the Company or any of its shareholders, directors, officers, employees or agents for any losses, damages, costs or expenses, including attorneys' fees, judgments, fines and amounts paid in settlement (collectively, "LOSSES"), in any way arising out of a referral made pursuant to Section 1 or the pursuit by any FG II Party of any Other Opportunity, except that FG II may be liable to the Company to the extent that any such Losses are directly caused by the gross negligence or willful misconduct of FG II or any of the FG II Parties in the performance of their duties hereunder during the term of this Agreement.

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                           (b)      INDEMNIFICATION. The Company shall indemnify
in the manner and to the fullest extent permitted by applicable law and the bylaws of the Company, each FG II Party in the event that the FG II Party (or his or her estate, as the case may be), was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the performance or alleged lack of performance of any obligation in Sections 1 or 2, against Losses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, in connection with the defense or settlement of such action, suit or proceeding).
To the extent and in the manner provided by applicable law, any expenses (including attorneys' fees) shall be paid by the Company in advance of the final disposition of such action, suit or proceedings, even if the FG II Party is alleged to have not met any applicable standard of conduct or is alleged to have committed conduct so that, if true, the FG II Party (or the FG II Party's estate) would not be entitled to indemnification under this Section 5, upon receipt of an undertaking, which need not be secured, by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 5. The Company's obligations under this Section 5 shall survive any termination of this Agreement.

                           (c)      NONEXCLUSIVE REMEDY. The indemnification
remedy contained in this Agreement shall not be deemed to be the exclusive remedy of the Indemnified Party in connection with or arising from any failure by the Company to perform any of its covenants or obligations in this Agreement, nor shall such indemnification remedy be deemed to prejudice or to operate as a waiver of any remedy to which the Indemnified Party may be entitled at law or equity.

                  6.       MISCELLANEOUS.

                           (a)      NOTICES. Any notice, payment, demand or
communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given and received for all purposes (i) if delivered personally, with a copy transmitted by telephonic facsimile, to the party or to an officer of the party to whom the same is directed or (ii) whether or not the same is actually received, if sent by registered or certified mail, postage and charges prepaid, with a copy transmitted by telephonic facsimile address as follows:

                           If to the Company:

                                    Change Technology Partners, Inc.
                                    20 Dayton Avenue
                                    Greenwich, CT  06830
                                    Telephone:  203-661-4431
                                    Facsimile:  203-661-1331
                                    Attention:  Chief Executive Officer

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                           With a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY  10019-6064
                                    Telephone:  212-373-3000
                                    Facsimile:  212-757-3990
                                    Attention:  James Dubin, Esq.

                           If to FG II:

                                    FG II Ventures, LLC
                                    20 Dayton Avenue
                                    Greenwich, CT  06830
                                    Telephone:  203-661-4431
                                    Facsimile:  203-661-1331
                                    Attention:  Cary S. Fitchey

Any such notice shall be deemed to be delivered, given and received as of the date so delivered, if delivered personally, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

                           (b)      GOVERNING LAW. This Agreement shall be
governed by, and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                           (c)      COUNTERPART EXECUTION. This Agreement may be
executed in any number of counterparts with the same effect as if all of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

                           (d)      AMENDMENTS. This Agreement may only be
amended upon the written consent of all of the parties hereto.

                           (e)      ENTIRE UNDERSTANDING; NO THIRD PARTY
BENEFICIARIES. This Agreement and the Transaction Documents represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Except as provided in Section 1 with respect to the FG II Group, and Section 5 with respect to the FG II Parties, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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                           (f)      ASSIGNMENT. Neither this Agreement nor any
of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto and any purported assignment in violation of this Section 6(f) shall be void. Subject to the preceding sentence, this Assignment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                           (g)      SPECIFIC PERFORMANCE. The parties hereto
agree that their respective rights and obligations under this Agreement shall be enforceable in a court of equity by decree of specific performance and that appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and nonexclusive and shall be in addition to any other remedies which any party hereto may have under this Agreement or otherwise.

                           (h)      NO PARTNERSHIP RELATIONSHIP. Nothing
contained herein shall be construed or deemed to create any partnership relationship between the Company, on the one hand, and FG II or any of its Affiliates, on the other hand.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                   CHANGE TECHNOLOGY PARTNERS, INC.


                                   By:  /s/  Matthew Ryan
                                        ---------------------------------------
                                        Name:     Matthew Ryan
                                        Title:    Chief Eexecutive Officer


                                   FG II VENTURES, LLC


                                   By:  /s/  Kathleen Shepphird
                                        ---------------------------------------
                                        Name:     Kathleen Shepphird
                                        Title:    Managing Director


                                   PANGEA INTERNET ADVISORS, LLC


                                   By:  /s/  William Avery
                                        ---------------------------------------
                                        Name:     William Avery
                                        Title:    Managing Director